UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MAGUIRE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	04-3692625

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

555 West Fifth Street Suite 5000 Los Angeles, California	90013-1010

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-101170

     Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.01 per share*	The New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

(Title of Class)

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-101170) originally filed on November 12, 2002 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.

4.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-101170))

4.2	Form Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-101170))

4.3	Specimen of certificate for shares of Common Stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 (No. 333-101170))

SIGNATURES

     Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 18, 2003
MAGUIRE PROPERTIES, INC.

	By:	/s/ Dallas E. Lucas

Dallas E. Lucas
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

4.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-101170))

4.2	Form Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-101170))

4.3	Specimen of certificate for shares of Common Stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 (No. 333-101170))